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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT : JANUARY 3, 2003

                DATE OF EARLIEST EVENT REPORTED: JANUARY 1, 2003

COMMISSION FILE NUMBERS - 333-77441, 333-77437, 333-87174, 333-87178, 333-87182
AND 333-87950

                      SAGE LIFE ASSURANCE OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                   DELAWARE                                 51-0258372
 (STATE OR OTHER JURISDICTION OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NO.)
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          300 ATLANTIC STREET, STAMFORD, CONNECTICUT            06901
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)           (ZIP CODE)

                                 (203) 602-6500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS

Pursuant to a plan approved by the Board of Directors of Sage Life Assurance of America Inc. (the "Company") and announced on December 18, 2002, the Company has suspended its marketing and underwriting activities and ceased all new sales of variable annuity and variable life insurance products with effect from January 1, 2003. This action was taken as the Company has not been able to secure additional sources of capital necessary to support current marketing and underwriting activities.

The Company's ultimate parent, Sage Group Limited ("Sage Group"), continues to explore a variety of strategic alternatives for the Company including an outright sale of Sage Group's interests in the Company.

The Company reiterates its belief that it has adequate capital resources to meet its contract benefit and servicing obligations to existing contract holders. Additionally, contract holder investments are fully funded and held in Separate Accounts that are protected from the general creditors of the
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Company. The death benefit and other guaranteed rider features in the Company's products have been reinsured with highly-rated reinsurers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Sage Life Assurance of America, Inc.



                                               /s/ Terry Eleftheriou
                                            ------------------------------
                                                   Terry Eleftheriou
                                                Chief Financial Officer

DATE:  JANUARY 3, 2003


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